BYLAWS
                                      of
                          PCS EDUCATION SYSTEMS, INC.

                                   ARTICLE I

                                    Offices

      The principal office of the corporation in the State of Idaho shall be located in the City of Boise, County of Ada. The corporation may have such other offices as the Board of Directors may designate.

                                  ARTICLE II

                                 Shareholders

      Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the 2nd Wednesday in the month of March in each year, or on such other day within such month as shall be fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

      Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or the corporation's Articles of Incorporation, may be called by the President or by the Board of Directors. The President shall call a special meeting at the request of the holders of not less than one-fifth (1/5) of all outstanding shares of the corporation entitled to vote at the meeting.

      Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Idaho, as the place of meeting for the annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Idaho, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of Idaho.

      Section 4. Notice of Meeting. Written notice stating the place, day and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall, unless otherwise prescribed by statute, be delivered not less than 10 or more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation, or at such other last known address of which the corporation may have notice, with postage thereon prepaid.

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      Section 5.  Closing of Transfer  Books or Fixing of Record  Date.  For the
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date of which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall have available a complete record of the shareholders entitled to vote at each meeting of shareholders, or any adjournment thereof. Such record shall be produced and kept open at the meeting and shall be subject to the inspection of any shareholder during the meeting.

      Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized and convened meeting where a quorum has been present can continue to do business as a quorum until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of the greater number of voting by classes is required by these Bylaws or the Articles of Incorporation.

      Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by properly executed written proxy. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

      Section 9. Voting of Shares. Subject to the provisions of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.



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      Section 10. Voting of Shares by Certain  Holders.  Shares  standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

      Shares held by a personal representative, guardian or conservator may be voted by such personal representative, guardian or conservator, either in person or by proxy, without a transfer of such shares into the name of such personal representative, guardian or conservator. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Neither treasure shares held by this corporation nor shares held by another corporation, if a majority of the voting shares of such other corporation are held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

      Section 11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

      Section 12. Voting. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. The affirmative vote of the majority of shares represented at a meeting at which a quorum is present shall be the act of the shareholders.

                                 ARTICLE  III

                              Board of Directors

     Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.



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      Section 2. Number,  Tenure and Qualifications.  The number of directors of the corporation shall not be less than one (1) nor more than nine (9), which number may be increased from time to time by resolution of the Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until the director's successor shall have been elected and qualified. Directors need not be residents of the State of Idaho or shareholders of the corporation.

      Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Idaho, for the holding of additional regular meetings without other notice than such resolution. Any meetings of the Board may be conducted by telephone conferencing, or any other telecommunication means.

      Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or by a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Idaho, as the place for holding any special meeting of the Board of Directors called by them or such meeting may be held by conference telephone call.

      Section 5. Notice. Notice of any special meeting shall be given at least three days prior thereto by written notice delivered personally or mailed to each director at the director's business address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 6. Quorum. A majority of the number of directors fixed by Section 2 of the Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 8. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors.



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      Section 9. Vacancies.  Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any additional director required by reason of an increase in the number of directors may be elected by the Board of Directors, such additional director to serve only until the next election of directors by the shareholders.

      Section 10. Compensation. By resolution of the Board of Directors, each director may be paid expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                  ARTICLE IV

                                   Officers

      Section 1. Number. The officers of the corporation shall be a President, one or more Vice- Presidents, as determined by the Board of Directors, a Secretary and a Treasurer. The Board of Directors may elect or appoint such other officers and assistant officers as it may deem necessary. Any two or more officers may be held by the same person, except the offices of President and Secretary. Officers need not be directors.

      Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the meeting held after each annual meeting of the shareholders.
 Each officer shall hold office until such officer's successor shall have been elected and qualified or until such officer's death, resignation or removal in the manner hereinafter provided.

      Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointments of an officer or agent shall not of itself create contract rights.



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     Section  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. Duties. The duties and powers of the corporate officers, in addition to those herein provided, may be fixed and determined by the Board of Directors.

      Section 6. President. The President shall be the principal executive officer of the corporation; the President shall preside over all meetings of the stockholders and of the directors. The President shall sign as President all certificates of stock and all contracts, deeds, conveyances, and other instruments necessary to the transaction of the business of the corporation that are authorized by the Board of Directors, provided the Board of Directors, by resolution, may authorize some person other than the President to execute instruments on behalf of the corporation.

      The President shall call special meetings of the Board of Directors when the President may deem it necessary and must call a special meeting of the directors upon the request of a majority of the members thereof; and the President shall have, subject to the control of the Board of Directors, general direction of the affairs of the corporation and shall discharge such other and further duties as may be required of the President by the Board of Directors in the proper conduct of the business of the corporation.

      Section 7. Vice-Presidents. In the absence of the President, or in the event of the President's inability or refusal to act, the Vice-Presidents, in the order designated at the time of their election, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

      Section 8. Secretary. It shall be the duty of the Secretary to cause a record to be kept of the proceedings of the Board of Directors and of all meetings of the shareholders; the Secretary shall be responsible for the corporate seal and the book of blank certificates of stock and shall cause the stock certificates to be issued and shall countersign the same and cause the corresponding entries to be made on the margin of said stock book of such issue; the Secretary shall affix the corporate seal and may countersign all contracts, deeds, conveyances and all other instruments and obligations in writing, of whatever kind or nature, authorized by the Board of Directors to be entered into and executed by the corporation; the Secretary shall cause to be kept a proper transfer book and a stock ledger showing the number of shares issued to and transferred by each shareholder and the date of such issuance and transfer; the Secretary shall keep a register of the post office address of each shareholder furnished to the Secretary by such shareholder; and the Secretary shall further do and perform each and every duty pertaining to the Secretary's office as required by law, the Bylaws of the corporation or resolution of the Board of Directors; and in case of the Secretary's absence, inability or refusal to act, all the Secretary's duties shall be performed by an Assistant Secretary or an acting Secretary to be appointed by the President or by a Vice-President when performing the duties of the President.



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      Section  9.  Treasurer.   The  Treasurer  shall  have  charge  of  and  be
responsible for all funds and securities of the corporation, receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws and, in general, perform all of the duties incident to the office of Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine.

      Section 10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign, with the President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

      Section 11. Salaries. The salaries of the officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

                                   ARTICLE V

                       Indemnification Against Liability

      To the fullest extent permitted by law, this corporation shall indemnify any person and to advance expenses incurred or to be incurred by such person in defending a civil, criminal, administrative or investigative action, suit or proceeding threatened or commenced by reason of the fact said person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Any such indemnification or advancement of expenses shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Any indemnification or advancement of expenses so granted or paid by the corporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

      No director shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty except: For any breach of the director's duty of loyalty to the corporation or its shareholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for liability imposed for failure to comply with the applicable legal

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standard  of conduct  for a director in any of the  circumstances  described  in
Section 30-1-48, Idaho Code; or for any transaction from which the director derives an improper personal benefit.

                                  ARTICLE VI

                     Contracts, Loans, Checks and Deposits

      Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII

                  Certificates for Shares and Their Transfer

      Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary to an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

      Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative or duly authorized attorney in fact, who shall furnish proper evidence of authority to

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transfer,  and on surrender for cancellation of the certificate for such shares.
The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                 ARTICLE VIII

                                   Dividends

      The Board of Directors may from time to time declare, and the corporation may pay, dividends in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent, subject to the following provisions:

      (a) Dividends may be declared and paid in cash or property only out of the unreserved and unrestricted earned surplus of the corporation, except as otherwise provided in this section.

      (b) Dividends may be declared and paid in treasury shares.

      (c) Dividends may be declared and paid in authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation only as provided by law.

                                  ARTICLE IX

                                Corporate Seal

      The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words "Corporate Seal."

                                   ARTICLE X

                               Waiver of Notice

      Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Idaho Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XI

                                  Amendments

      The Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors or by the shareholders at any regular or special meeting.

     I, the undersigned, constituting the initial Board of Directors of PCS EDUCATION

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SYSTEMS,  INC.,  hereby adopt and certify the above and foregoing  Bylaws as the
Bylaws of the corporation.

      DATED at Boise, Idaho, this 4th day of October, 1994.



                                       /s/ Anthony Maher
                                      ------------------------
                                           Anthony Maher


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                           APPROVAL BY SHAREHOLDERS

      The undersigned shareholder of PCS EDUCATION SYSTEMS, INC., an Idaho corporation, does hereby assent to the adoption of the above and foregoing Bylaws of said corporation.

      DATED this 4th day of October, 1994.



                                        /s/ Anthony Maher
                                       --------------------------
                                            Anthony Maher

STATE OF IDAHO    )
                  ) ss.
County of Ada     )

      I, DONALD J. FARLEY, the duly elected Secretary of PCS EDUCATION SYSTEMS, INC., do hereby certify that the above and foregoing are the duly adopted Bylaws of the corporation.

      DATED this 4th day of October, 1994.



                                        /s/ Donald J. Farley
                                      ---------------------------
                                            Secretary

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